                                                                   EXHIBIT 10.11

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                     Agreement Number: SWM990003

                             LICENSE AGREEMENT FOR

                                 OEM CUSTOMERS

     This License Agreement for Original Equipment Manufacturers ("Agreement") dated September 13, 1999 (the "Effective Date") is between Motive Communications, Inc., a Delaware corporation with an office at 9211 Waterford Centre Blvd., Suite 100, Austin, TX 78758 ("Motive") and GATEWAY COMPANIES, INC., with an office at 610 GATEWAY DRIVE, NORTH SIOUX CITY, SD 57049 (the "Licensee").

                                    RECITALS

This Agreement establishes the basis under which Licensee may use Motive software programs to provide technical support to Licensee's customers.

1.  DEFINITIONS

1.1 "Content" means static, non-automated text or binary files used to create Support Component.

1.2 "Customer(s)" shall mean any individual end user of Licensee Product to whom Licensee provides technical support for said Licensee Product.

1.3 "Licensee" is the entity identified above and/or in a Transaction Document (defined herein) and is the party purchasing the license right to use the Software Programs and/or Motive services in accordance with the terms and conditions of this Agreement.

1.4 "Licensee Product" includes computers, servers, hardware, software, or other components sold or licensed by Licensee.

1.5 "Motive Support Component" or "Support Component" refers to Content (defined herein) which has been automated to produce an executable program which is designed to diagnose and repair technical problems being experienced by an end user.

1.6 "Software Program(s)" means one or more Motive generally released proprietary computer software programs, in object code format, and their related materials which include updates, modifications, new releases, version releases, Support Component, user manuals, documentation, and software release notes for programs. The specific products licensed hereunder are those product(s) specified in a Transaction Document and delivered to Licensee from Motive.

1.7 "Specifications" are the published user documentation, technical manuals and release notes provided by Motive to Licensee.

1.8  "Transaction Document" is a written mutually agreed upon document
identifying the Software Programs and  Motive services.   Upon execution by an
authorized representation of each party, each Transaction Document shall become an attachment to this Agreement. A Transaction Document may come in the form of a Licensee purchase order, or other similar documentation intended to achieve the same purpose which has been accepted by Motive, either formally in writing by Motive or by delivery to Licensee of Software Programs. For Professional Services, a Transaction Document may come in the form of a mutually executed statement of work.

2.  GRANT OF LIMITED LICENSE

2.1 Subject to all the terms of this Agreement, Motive grants Licensee a perpetual, non-transferable, nonexclusive, worldwide, right to use, execute and perform the Software Programs designated on a Transaction Document in providing technical support to Customers. Licensee may install and use Software Programs on computers owned or operated by or on behalf of Licensee up to the maximum number of licenses of each Software Program or number of users defined in Licensee's Transaction Document. A user is an individual having access to and use of the licensed Software Program. Licensee may also make a reasonable number of copies of the Software Program in machine-readable form solely for archive or backup purposes in accordance with Licensee's standard archive or backup policies and procedures. Use of Software Program greater than either the quantity of licenses paid for or the number of users paid for is prohibited and any such use will be subject to additional license fee(s).

2.2 Licensee shall have the right to reproduce, or have reproduced for it, sublicense and distribute to its Customers the Software Program (currently called "Motive Support Tuner" that runs on an end user machine and provides a unified face of support and local diagnostic capabilities. Licensee further agrees that such access to the Motive Support Tuner (or any replacement or renamed program) will be for the purpose of providing technical support to Customers through the use of licensed server and support desktop Software Programs. Licensee agrees that the distribution of the Motive Support Tuner to its Customers shall be done under an agreement that contains substantially the same protections contained in this Agreement as set forth in Licensee's standard end user license agreement attached hereto and incorporated herein by reference. Licensee shall be [*] for any [*] or [*] to their Customer(s) that are [*] and [*] those contained herein. Licensee may distribute the Motive Support Tuner through [*] or [*] to its Customers.

2.3 Except for the Motive Support Tuner, the Software Programs may only be used by i) employees of Licensee, or ii) [*] of Licensee who are under a written agreement with Licensee and who are [*]of Licensee. Such use by [*] shall be limited to the [*] of such [*].

2.4 Technical Support Delivery to a Customer. Licensee shall have the right to use the Software Program(s) to deliver technical support to its Customers in an Assisted-Service Mode and a Self-Service Mode.

a) "Assisted-Service Mode" occurs when a Customer is attempting to diagnose and possibly repair technical problems with the assistance of Licensee's support analyst/personnel through the use of the Software Program(s).

b) "Self-Service Mode" occurs when a Customer is attempting to diagnose and possibly repair technical problems without the assistance of Licensee's support analyst/personnel. Self-Service Mode is monitored through the use of Self-Service Licenses in the Transaction Document. "Self-Service License" is the individual right of a Customer to receive technical support in Self-Service Mode for a particular Licensee Product which has a Self-Service License assigned to it. A Self-Service License must be assigned to each unit of Licensee Product delivered to Customers that Licensee wishes to offer technical support in Self-Service Mode. Self-Service Licenses cannot be transferred from one Licensee Product to another.

2.5 Licensee may [*] of the Software Programs within the scope and guidelines described in the Specifications. Licensee will [*] the [*] on the [*] of each [*]. No other modifications to the Software Programs will be made without Motive's prior written consent.

2.6 No other rights are granted to Licensee except as expressly set forth herein.

2.7 The license extends to and is for the benefit of Licensee and its Affiliates.

3.  RESTRICTIONS

3.1 Licensee will maintain the copyright notice and any other notices that appear on any Software Program, copies thereof, media, or documentation. Licensee will not, nor allow any third party to reverse engineer or attempt to discover any source code or underlying ideas or algorithms of any Software Program. Except as authorized in section entitled "Grant of Limited License," Licensee will not, nor allow any third party to modify, lease, lend, use for timesharing or service bureau purposes or otherwise use or allow others to use a Software Program for the benefit of any third party. Licensee agrees to [*] Motive for [*] by Motive as a result of [*] and [*] of the Software Programs by Licensee's [*] to whom Licensee [*].

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

3.2 Title. This Agreement grants Licensee [*] or [*] in the Software Programs. All Software Programs furnished by Motive, and all copies thereof made by Licensee and compilations, derivative products, programmatic extension, and all patches, revisions, and updates, made by [*], thereto are and shall remain the property [*] or [*], as applicable, except that Licensee shall [*] its [*], even if such [*] is [*] by Motive. All the limitations and restrictions on Software Programs in this Agreement also apply to [*].

4.      PAYMENT TERMS

4.1 Motive will invoice Licensee for the Software Program at the time set forth in the Transaction Document. License fee and service fee payments are due net [*] days from receipt of an [*] by Licensee unless other terms are mutually agreed to in a Transaction Document. Subsequent charges will be invoiced separately. Motive shall notify Licensee of such maintenance and subscription fees not less than [*] days prior to the expiration of each maintenance period or subscription, provided that Motive's sole remedy for nonpayment shall be termination of maintenance and subscription. maintenance and subscription services are payable, annually [*] on a [*] basis. Licensee [*] to pay all [*] shall [*] the expiration or termination of this Agreement.

4.2 In order to [*] by Licensee with regard to the SA License [*] in accordance with the [*] for pursuant to a Transaction Document, and for no other purpose, Motive [*] (i) an [*] to be made of the [*] Gateway [*]. Any [*] shall be [*] during regular business hours at [*], with [*] days prior written notice and shall be [*] so as not to [*] with Licensee's normal [*]. Any [*] shall be [*] by an [*] public [*] selected by Motive ([*] than on a [*]) and [*] by Licensee, such [*] not to be [*]. Motive will be [*] to [*] the [*] written [*] from the [*]. Copies of all [*] and [*] of the selected [*] will remain [*] and be [*] to Licensee within [*] days after the [*] is[*]. Licensee agrees to provide the selected [*] to the [*] Licensee[*]. Prompt [*] shall be made to [*] for any [*] or [*] by such [*]. Any such [*] shall be [*] for by Motive [*] are [*] that [*] to [*]. If such [*] are[*] associated with the [*]. In no event shall [*] made more [*] than [*].

4.3 Taxes; Shipping. [*] will pay all amounts due under this Agreement in U.S. currency. [*] Licensee [*] Motive a valid resale or exemption certificate from the applicable taxing authority, [*] shall pay or promptly reimburse [*] for all federal, state, local or other taxes (exclusive of taxes on [*] income) applicable to the purchase or use of the Software Program(s) or services provided under this Agreement. If any withholding or similar tax must be paid under the laws of any country outside of the U.S. based on the payments to Motive specified in this Agreement, then [*] will pay all such taxes and the amounts payable. Delivery is [*] facility. However, if the Software Program or Documentation is lost or damaged during shipment, [*]. [*] shall pay for all shipping and insurance charges for shipments to locations within the United States. [*] shall be responsible for the payment of all international freight, customs, duties, international freight forwarding and related charges applicable to the delivery of the Software Program to Licensee.

5.      MAINTENANCE AND  SUPPORT

5.1 During the period for which Licensee has subscribed to and paid for [*] maintenance and support for the Software Program(s), Motive will provide the following maintenance in support of the current version of Software Program (Motive will also support the [*] of the Software Program [*]. In the event Licensee acquires additional licenses beyond its initial acquisition, maintenance fees for such licenses shall be [*] to be co-terminus with Licensee's existing maintenance period.

5.2 Motive's Standard Maintenance and Support Plan shall include (i) Software Program Updates - To supply improvements, extensions, new releases, version releases, and other changes to the Software Program which [*], at its discretion, deems to be logical improvements or extensions; (ii) Code Corrections - To supply code corrections to correct material deviations of unmodified Software Program from the Specifications; (iii) unlimited support requests through [*] Licensee designated individuals per site using the Motive support system technology; iv) Classic Hotline Support - To provide support service via telephone, FAX and E-Mail, unlimited requests for mission critical production related situations and [*] for all non-critical classic support requests; (v) Fixes - to supply workarounds for problems where known, answer questions and provide patches where they exist; and (vi) access to the basic ActiveLink Subscription Service. Motive shall provide the level of support set forth in the Transaction Document Motive shall have the right to offer maintenance for [*], in which event the maintenance fee shall be [*] accordingly. Licensee may [*] support for any then-currently supported Software Programs by [*] would have [*]. Subsequent term maintenance fees shall be mutually agreed to in a Transaction Document.

5.3 Motive shall respond to calls for assistance as noted below. Licensee shall contact Motive through the help desk or any other such reasonable means.

          Severity Level: Reports on errors in the Software Programs are classified in the following categories:

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

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          Severity 1:  The outage terminates the operations of any installation and any workstations comprised therein or the outage corrupts any database used in conjunction with the Software Programs or major function of normal operation and use of the Software Program has become unusable and there is no work-around available.

          Severity 2: A major function in normal operation and use of the Software Program has become unstable and there is an awkward work-around or any other function has become unworkable and there is no known work-around.

          Severity 3: A major function of the Software Program has become unworkable and there is an effective workaround.

          Severity 4:  No functional impact to the Software Program.

          Planned Response Times:

          Severity Level  Response Time    Time to Start  Target to Fix Time
          --------------  -------------    -------------  ------------------
                [*]             [*]             [*]              [*]

5.4 If on-site assistance is required and the problem is the failure of the Software Program to materially perform to Specifications, no charge will be made. If the problem is due to other causes, mutually agreed upon rates for such services will be applicable and payable by Licensee.

5.5 Cancellation. Licensee may cancel its subscription in the maintenance and support plan(s) effective as of the [*] or [*] by written notice to Motive received [*] to the [*], or if there is an increase in [*] maintenance and support charges over the [*] by giving Motive written notice of cancellation within [*] of receipt of Motive's invoice or price quotation notice showing such increase.

5.6  Scope of Coverage.  Motive's maintenance support policy requires that
(i) the same level of services shall apply to all licensed Software Programs per site, (ii) Licensee shall bring or keep all licensed Software Programs it has acquired at an installation under current contracted maintenance in order to receive the maintenance update services defined in the maintenance program. The automated reporting routines contained in the Software Program which identifies and analyzes the use and performance of the Software Program including problems and issues that arise in connection therewith will be used by Motive to provide support services, and improve, enhance the performance of the Software Programs offered by Motive.

5.7 Compatibility. Motive will use [*] to cooperate with Licensee to ensure that the Software Program is compatible with Licensee hardware and standard operating systems and environments. In furtherance of this cooperation, Motive agrees to add Licensee as one of its [*].

5.8 Training. Motive shall provide training as set forth in the Transaction Document.

5.9 Exclusions. Motive shall have [*] to correct any error resulting from: (i) Software Programs altered or damaged by Licensee; (ii) use of a Software Program that is not supported under Section 5.1 above; or (iii) Software Program problems [*] Licensee's [*] or [*], or use of Software Program other than as specified in Motive's user manual.

6.0  PROFESSIONAL SERVICE

6.1 If ordered by Licensee on a Transaction Document, the following terms and conditions shall apply to professional services supplied by Motive to Licensee. Licensee may purchase assistance for integration and installation of the Software Programs, customization, and consulting services from Motive in the form of [*] or on a [*].

6.2 Scope of Professional Services. Professional Services will be documented in a Transaction Document. At the request of Licensee, Motive shall provide all Professional Services in accordance with this Agreement and the Transaction Document. Motive is not authorized to provide [*] under this Professional Service section. Any Professional Services performed which contemplate [*] shall be performed in accordance with a separately executed agreement.

6.3 Fees and Expenses. Fees for Professional Services are defined in a Transaction Document. Fees and charges are due [*] from receipt of an [*] invoice by Licensee. Invoices shall be published on a monthly basis for services actually performed.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

Licensee shall [*] Motive for [*] for [*] and [*] in accordance with Licensee's [*]. Motive shall submit documentation requested by Licensee concerning any [*] for [*] of the [*] referred to herein.

6.4 Termination or delay of Professional Services. Professional Services may be terminated by Licensee at any time for any reason, with or without cause, by giving [*] prior written notice to Motive; termination shall be effective [*] after Motive's receipt of such notice. If Licensee [*] the [*] of contracted Professional Services, Licensee shall [*] Motive [*]. If Licensee terminates Professional Services before the end of the Term of Professional Services engagement as set forth in the Transaction Document, Licensee shall [*] Motive for Professional Services completed prior to the effective termination date.

6.5 Motive Proprietary Information. All Motive Proprietary Information and all right, title and interest, including without limitation, all patents, copyrights, and trade secret rights any where in the world, and all other intellectual property and rights in connection therewith shall be the sole property of and remain with Motive or its licensors, as applicable. Except for the rights otherwise expressly provided in this Agreement, no right, title or interest in Motive Software Programs is granted hereunder.

6.6 Licensee Proprietary Information. Licensee retains all right, title and interest in Licensee's Proprietary Information including, but not limited to, patents, copyrights, trademarks, trade secrets and trade dress. Nothing in this Agreement shall be construed as granting any license rights to Licensee's Proprietary Information.

6.7 Independent Contractors. Motive is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations including, but not limited to Worker's Compensation Insurance. Nothing herein shall form or be construed to form a joint venture or partnership. In addition to maintaining Worker's Compensation Insurance in compliance with all statutory requirements, Motive shall secure and maintain at its own expense, the following insurance with companies satisfactory and acceptable to Licensee and shall furnish to Licensee certificates evidencing such insurance and thereafter as required by Licensee. Said certificates shall contain a provision whereby the policy and/or policies shall not be canceled or altered without at least [*] prior written notice to Licensee.

  (i) Comprehensive General Liability Insurance with a general aggregate of [*].

 (ii) Automobile Liability Insurance covering all owned and non-owned vehicles and equipment used by Licensor with a minimum combined single limit of [*].

(iii) Umbrella Liability Insurance coverage with a minimum combined single and aggregate limit of [*].

 (iv) Employee Dishonesty/Blanket Insurance with a combined single and aggregate limit of [*].

 (iv) Errors and Omissions Insurance. As of the Effective Date of this Agreement, [*] Errors and Omissions Insurance. [*]

 (vi) Product Liability Insurance with a combined single and aggregate limit of [*].

6.8 Performance Standards. Motive represents, warrants and covenants that the performance of Professional Services under this Agreement will be performed in a timely, professional and workmanlike manner. Motive will comply with all applicable laws and Licensee safety rules in the course of performing Professional Services.

6.9 Consent to Subcontract. Licensee hereby consents for Motive to subcontract Professional Services to persons or companies qualified and certified by Motive to provide services on Motive's behalf, as approved individually in writing by Licensee. In any event, Motive shall be liable for the performance or non-performance of its subcontractors and/or agents.

7.   ACTIVELINK SUBSCRIPTION SERVICE

7.1 Motive has established an Activelink Premium Subscription Service ("Activelink") which is an [*] subscription service that provides access to a Motive web site that hosts automated software files designed to diagnose and/or resolve technical support problems. The Activelink web site contains "Support Component" files which are text files or fragments which have been activated by Motive to produce an executable program which is designed to diagnose and potentially repair technical problems being experienced by an end user. If Licensee is then currently covered under a Motive maintenance plan, Motive will provide access to an introductory basic Activelink service for no additional charge. Access to Motive's Activelink Premium service is provided on an [*] subscription basis.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

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7.2  ActiveLink Service Use Rights. Upon receipt of a Transaction Document for maintenance or Motive's ActiveLink Premium subscription service, Motive will grant Licensee an individual, non-sublicensable, non-exclusive and non-transferable right to download and use the Support Component to diagnose and/or repair Customer's technical support problems. Except as expressly authorized by Motive, Licensee will not use the Support Component for timesharing or service bureau purposes or otherwise for the benefit of a third party (other than Licensee's Customers) or remove any Support Component proprietary notices or labels. Licensee will not provide its Customers or any other third party access to the ActiveLink Website. Licensee acknowledges that Motive and its licensors retain ownership of all Support Component including translations, compilations, and derivative products, any portions or copies thereof, and all rights therein. Licensee agrees only to use the Support Component diagnostic / repair routines through and in conjunction with licensed Motive server and desktop Software Programs. Motive will monitor usage statistics to verify performance of Support Component.

7.3 Payment; Cancellation. Upon receipt of a Transaction Document for ActiveLink Premium subscription, Motive will invoice Licensee for the [*] ActiveLink Premium subscription fee set for in the Product Schedule. If Licensee chooses not to renew its ActiveLink subscription or upon termination of this Section for breach, Licensee will; (i) discontinue accessing the ActiveLink web site, (ii) cease using any Support Component; and (iii) destroy any downloaded Support Component and any derivative products made in connection with the Support Component.

7.4 Support. During the period Licensee has authorized access to ActiveLink, Motive's support shall consist of providing updates and modifications to the ActiveLink web site by Motive. Motive shall assure that the connectivity between Motive and Licensee will be [*] and [*] at least [*]. This [*] connectivity rate shall not be applicable in the event of down time caused by [*].

7.5  WARRANTY; LIMITATION OF LIABILITY.  EXCEPT AS SET FORTH IN THIS
AGREEMENT OR ANY TRANSACTION DOCUMENT, THE ACTIVELINK SERVICE IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, AND MOTIVE DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. MOTIVE AND ITS LICENSORS, WITH RESPECT TO ACTIVELINK WILL NOT BE LIABLE IN ANY EVENT FOR LOSS OR INACCURACY OF DATA, OR LOSS OF PROFITS OR REVENUE.

7.6 Survivability. This Section will survive termination including, without limitation, content ownership, warranty disclaimers and limitations of liability.

8.   TERMINATION

8.1 Either party shall have the right to terminate this Agreement if a material breach by the other party remains uncured for a period of more than 30 days after the other party 's receipt of written notice of such breach. Either party shall have the right to terminate this Agreement if a material breach by Licensee of [*] or a material breach by either party of [*], remains uncured for a period of more than 10 business days after the breaching party's receipt of written notice of such breach. Such termination caused by Motive's material breach shall be effective following completion of the transition contemplated by [*]. Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs.

8.2 If either party (i) becomes insolvent: (ii) admits in writing its inability to pay its debts as they mature; (iii) makes any assignment for the benefit of creditors; (iv) makes or suffers to be made any transfer to any person, trustee, receiver, liquidator, or referee for the benefit of creditors; (v) files a voluntary petition in bankruptcy or an application for receivership filed against it and such petition or application is not resolved favorably by the party within sixty (60) days; (vi) has a petition in bankruptcy or an application for receivership filed against it by a third party and such petition or application is not resolved favorably by the party within sixty (60) days;
(vii) files any petition in bankruptcy for any reorganization, arrangement, compromise, readjustment, liquidation, or dissolution or similar relief for itself; or (viii) becomes unable to pay its debts generally as they become due, the other party shall have the immediate right to terminate this Agreement upon delivery of written notice without any liability to the insolvent party and without further notice to it.

8.3 In the event of a material breach by Motive, for a period of ninety (90) days after termination under this Section 8, Motive shall provide reasonable [*] and cooperation requested by Licensee. Such [*] shall primarily include, but not be limited to, [*] Motive's Software Programs [*] shall not include any [*], deployment of [*], or the [*] by Motive of any [*] related thereto. Motive shall use commercially reasonable diligent efforts to accomplish [*] in a smooth and orderly fashion with no impact on Customers and no degradation in Motive's performance of all services provided hereunder.

8.4 Upon termination of this Agreement, and completion of [*] in the event of a breach by Motive, each party shall promptly return to the other all information, materials, and other properties received from the other in connection with this

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

Agreement. With the other party's approval, in lieu of returning such information and materials, each party shall have the right to destroy and certify the destruction of such information and materials.

9.   CONFIDENTIALITY

     A. For a period of five (5) years from the termination or expiration of this Agreement, each party agrees that it will keep in confidence and prevent the acquisition, disclosure, use or misappropriation by any person or persons all types of and/or quantities of components, types of systems, new product development, technical information, data, formulas, patterns, compilations, Software Programs, programs, devices, methods, techniques, marketing plans, business procedures, customer and supplier lists, agreements with any suppliers, techniques or know-how, processes or other proprietary or confidential or intellectual proprietary information (hereafter "Confidential Information") which is received from the other under this Agreement; provided, however, that neither party shall be liable for disclosure of any data if the same is disclosed with the prior written approval of the other party. Such prohibition on disclosure shall not apply to disclosures by Licensee to its agents, contractors or employees provided such disclosures are reasonably necessary to Licensee's authorized use of the Software Programs and provided further that Licensee shall take reasonable steps to ensure that the Software Programs are not disclosed by its agents, contractors and employees in contravention of this Agreement. Each party agrees that if it breaches the non-disclosure agreement, the owner of the Confidential Information shall suffer irreparable injury and be entitled immediately to a temporary and permanent injunction.

     B. The foregoing confidentiality obligation shall not apply to information that the recipient can demonstrate by written evidence:

          (1) has been published in writing and has become part of the public domain other than by the acts or omissions of the receiving party or any of its employees or contractors;

          (2) has been lawfully furnished or made known to receiving party by a third party (other than employees of the receiving party or any third party acting directly or indirectly for or on behalf of the disclosing party), as a matter of right and without restriction on the receiving party as to its disclosure or use;

          (3) was in the possession of the receiving party on the Effective Date, as a matter of right and without restriction on its use or disclosure, and was not acquired by the receiving party or any of its employees directly or indirectly from the disclosing party or any of its employees or agents;

          (4) was independently developed by the receiving party without access to the Confidential Information of the disclosing party; or

          (5) was legally required to be disclosed pursuant to a court or governmental order, provided the recipient gives the disclosing party reasonable notice of the proposed disclosure and cooperates with the disclosing party in seeking a protective order, and provided further, that such disclosure is permitted only for the purposes of the legal proceeding and only to the extent required by the order.

     C.   Each party:

          (1) agrees that all Confidential Information remains the property of the disclosing party and will upon written request by the disclosing party, promptly return all Confidential Information to the disclosing party;

          (2) shall disclose Confidential Information in writing when practical, and when Confidential Information is disclosed orally, shall promptly confirm such Confidential Information in writing;

          (3) agrees not to disclose Confidential Information given to it by the other party to any person, real or legal, except as necessary for the other party to perform its obligations under this Agreement;

          (4) shall require of employees and third parties having necessary access to Confidential Information obligations of confidence and non-use consistent with this non-disclosure agreement;

          (5) shall exercise the same degree of care to safeguard the confidentiality of such Confidential Information as it would exercise in protecting the confidentiality of similar property of its own (but in no event less than is standard in the industry); and

          (6) agrees to use its diligent efforts to prevent inadvertent or unauthorized disclosure, publication or dissemination of any Confidential Information.

     D. Each party shall notify the other of any actual or suspected unauthorized use or disclosure of Confidential Information of infringement of any proprietary rights of which such party has knowledge and will reasonably cooperate with the other party in the investigation and prosecution of such unauthorized use, disclosure or infringement.

     E. This non-disclosure provision shall survive the termination or expiration of the entire Agreement.

10.  INDEMNIFICATION

     A. Motive agrees to indemnify, hold harmless and defend Licensee from and against any and all damages, costs and expenses, including reasonable attorneys' fees, including allocated costs for in-house legal services, incurred in connection with a claim or assertion related to Motive's performance or non-performance hereunder, including without limitation any: (i) claim or assertion that a Software Program or Professional Service infringes an Intellectual Property Right of any third party, (ii) damage to any tangible property, personal injury, or death, by whomever suffered, based on the negligence or willful misconduct of Motive, or (iii) any actual or alleged breach of Motive's representations or warranties as set forth in Section 11 A.,
B. and C.

     B. Licensee agrees to notify Motive promptly in the event of any claim described above, and shall cooperate with and provide all reasonable assistance to Motive (at Motive's expense) in the defense or settlement of such claim, provided that Software Program may, at its own expense, retain separate representation.

     C. In the event that a final judgment is obtained against the use of any Software Program by Licensee by reason of infringement of any Intellectual Property Right, or, if in Motive's opinion the Software Program is likely to become the subject of such a claim of infringement, Motive shall, at its option [*]:

          (1) procure for Licensee the right to continue using the Software Program; or

          (2) replace or modify the Software Program so that it no longer causes any such infringement but is still capable of performing as warranted; or

          (3) after reasonable attempts to achieve (1) or (2) above, terminate Licensee's rights to the infringing Software Program and return all fees paid to Motive for the infringing Software Program. Termination as contemplated herein shall not relieve Motive of its obligations of indemnification as set forth above.

     D. Motive agrees to indemnify, hold harmless and defend Licensee for [*] associated with any claim or assertion resulting or claimed to result, in whole or in part, from any actual or alleged defect in the design of the Software Programs.

     E. The foregoing obligations of indemnification do not apply where the Software Programs (i) are modified by Licensee after delivery without Motive's authorization; or (ii) where Licensee continues the allegedly infringing activity after being notified thereof or after being informed of and provided modifications that would have avoided the alleged infringement and Licensee has been given sufficient opportunity to install the non-infringing modification.

11.  WARRANTY

  Motive represents and warrants that:

     A. It has full right and title in the Software Programs and trademarks licensed hereunder, and has all necessary right and authority to grant the licenses granted hereunder without the consent of any other person and without conflicting with any other agreement to which Motive is a party or by which it may be bound.

     B. The Software Programs, the licenses granted hereunder, and the performance by Motive of its obligations hereunder are and shall remain, throughout the term of this Agreement and any renewal, in compliance with all applicable laws, rules and regulations.

     C. The Software Programs and trademarks licensed hereunder do not infringe upon or otherwise violate any patent, copyright, trademark, trade secret, know-how, moral rights or other intellectual property rights (individually or collectively, an "Intellectual Property Right") of any third party.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     D. The golden master CD or DVD ROM, diskette or other media will be (a) new, (b) free from defects and viruses out of the manufacturing process, and (c) will function properly in accordance with the Specifications under ordinary use for a period of [*].

     E. For a period of [*] from the date of delivery, the Software Program, as delivered to Licensee will conform with all performance capabilities, Specifications, functions and other descriptions and standards set forth in the Specifications provided to Licensee by Motive. In the event of non-conformance of the Software Programs under this warranty, the period of time of non-conformance will be added to the warranty period. If any Software Program fails to comply with the preceding sentence, Motive, at its option, will either: (1) provide a correction at [*] to Licensee; (2) provide a replacement product that has [*] and at a [*] than the [*] for the Software Program in the Transaction Document; or (3) [*] Licensee for [*] hereunder for the Software Program. However, if Licensee does not accept the suggested remedies contemplated by (1) or (2) above, Licensee may request a [*] Motive hereunder for the defective Software Program. Motive shall also [*] by Licensee in the [*] with other Motive Software Programs distributed to Customers containing the defective Software Program.

     F. Motive represents and warrants that all Software Programs are designed to be used prior to, during, and after the calendar year 2000A.D. The Software Programs will perform fully in accordance with the Specifications and in accordance with Section 11.F. during each time period and without error relating to date values or other date data including, without limitation, (i) errors arising from, related to, or resulting from date data that represents or references different centuries or more than one century, or (ii) errors arising from, related to, or resulting from calculations, processing, sequencing, or employing date data. Without limiting the generality of the preceding sentences, Motive represents and warrants that the Software Programs: (x) are capable of accurately, correctly, and consistently accepting, calculating, comparing, sorting, and otherwise processing, returning, and displaying date inputs and date values, regardless of when such date data are used, the format or separators used to express such dates, and whether such dates are read from the internal clock of the hardware, input by a user, or otherwise; (y) will accurately, correctly, and consistently manage and manipulate data involving dates, including formulas that involve dates in one century or dates in more than one century; and (z) will not cause an abnormally-ending routine or process within an application or generate incorrect values or invalid results involving date data.

     H. Motive represents and warrants that the Software Programs will correctly determine leap years, being years during which an extra day is added in February (February 29th). Motive acknowledges leap years are correctly determined to occur in all years divisible by 400, and all other years evenly divisible by 4 except those evenly divisible by 100. For example, 1996 is a leap year since it is divisible by 4; 1900 is not a leap year since it is divisible by 100 but is not divisible by 400; 2000 is a leap year since it is divisible by 400.

     I. Motive represents and warrants that the Software Programs and any software media furnished to Licensee pursuant to this Agreement have been tested using computer virus detection software and that such tests indicated that such Software Programs and/or the software media are free from computer viruses and any undocumented and unauthorized methods for terminating or disrupting the operation of, or gaining access to, the Software Programs or other code or features which result in or cause, in whole or in part, directly, damage, loss or disruption to all or any part of computer systems or other computing resources. Motive shall not incorporate into the Software Programs any termination logic or other means to electronically repossess the Software Programs. For purposes hereof, termination logic shall include any computer code that employs a user count, execution key, the internal clock of a computer to test for the date and/or time, or any related techniques as a trigger to render inoperable or otherwise disable the Software Programs or any related computer system.

     J. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION 11, ALL SOFTWARE PROGRAMS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. FURTHER MOTIVE DOES NOT WARRANT RESULTS OF USE OR THAT THE SOFTWARE PROGRAMS ARE ERROR FREE OR THAT THEIR USE WILL BE UNINTERRUPTED.

12.   LIMITATION OF LIABILITY

12.1  NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES.

12.2 [*] SHALL NOT BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES EXCEPT WHERE A MATERIAL BREACH OF [*] SET FORTH IN [*] OBLIGATIONS TO PERFORM SERVICES UNDER THIS AGREEMENT CAUSED SUCH DAMAGES OR A [*] SET FORTH IN [*].

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

12.3 [*] SHALL NOT BE LIABLE FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES AND [*] LIABILITY SHALL NOT EXCEED [*] WHERE A [*] OF THE [*] UNDER THIS [*] ON [*] OR [*] OF MOTIVE'S PROPRIETARY AND CONFIDENTIAL INFORMATION PROVIDED BY [*] UNDER THIS AGREEMENT CAUSED SUCH DAMAGES.

12.4 THE FOREGOING [*] APPLY WHERE SUCH DAMAGES ARE AWARDED TO A THIRD PARTY AND SUCH [*] IS COVERED BY AN OBLIGATION OF [*] UNDER THIS AGREEMENT.

12.5. EXCEPT AS SET FORTH ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY AMOUNTS IN EXCESS OF [*] WITH RESPECT TO THE APPLICABLE SOFTWARE PROGRAM OR PROFESSIONAL SERVICES; (II) ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES OR RIGHTS; OR (III) INTERRUPTION OF USE OR LOSS OR CORRUPTION OF DATA.

13.  PROTECTIVE COVENANTS

13.1 Motive acknowledges that the Software Programs are [*] with its Customers. Accordingly, Motive agrees that [*], without Licensee's prior written consent:
(a) [*] that would have an [*] (including but not limited to rendering Motive insolvent or otherwise unable to pay its debts as they become due), or restrict or otherwise have an adverse impact on Motive's ability to fulfill its obligations under this Agreement. In the event of (a) above, [*], or any transaction that would result in a change of control of Motive, [*] may, in its [*] this Agreement in accordance with the provisions of Section 8, or within a shorter time frame as set forth in Section 8.

13.2 Motive represents and warrants that all information it has provided to Licensee with regard to [*] is complete and accurate as of the Effective Date. Motive shall provide Licensee [*] the execution of an agreement that contemplates [*] shall have [*] from [*] receipt [*] notification of a [*] under these terms and conditions or [*] as contemplated hereunder. During such [*] period, Motive shall remain responsible for providing the services and Software Programs. [*], no confidential information of Licensee shall, in any case, be provided to [*], whether under a non-disclosure agreement or otherwise, without Licensee's express prior written consent. In addition, if Licensee elects to [*] this Agreement pursuant to Section 13.1 above, Licensee shall [*] to discontinue the use of the Software Programs, the financial obligations of Licensee to Motive shall [*], and Motive shall provide the [*] services described in [*] above.

13.3 Motive shall furnish Gateway prompt written notice in advance of any situation which [*] affect [*] under this Agreement. Motive shall make representatives of its senior management available promptly at Licensee's request to discuss any issues contemplated by this Section 13.

13.4 In the event of [*] which results in the increase of Licensee Product shipments equal to [*], the parties shall negotiate in good faith equitable adjustment to the pricing set forth hereunder.

14.  ESCROW

Motive shall, at [*], maintain on deposit with a nationally recognized bank, trust company or escrow company, machine readable copies of current versions of all Software Programs. If, on the Effective Date, Motive has an escrow agreement regarding the Software Programs with a nationally-recognized bank, trust company or escrow company, Motive shall provide a copy of such escrow agreement to Licensee upon execution of this Agreement, and Licensee shall have the right to be a beneficiary of such escrow agreement. [*] of execution of this Agreement, Motive shall have entered into the above-referenced escrow agreement. If Motive (i) ceases, for any reason, to support the Software Programs without providing a replacement Software Program with equivalent functionality and its support of the Software Program is not continued by another corporation or entity which assumes and performs Motive's obligations under this Agreement, (ii) ceases to do business, and its business and support of the Software Program is not continued by another corporation or entity which assumes and performs Motive's obligations under this Agreement, or (iii) undertakes or has instituted against it any action described in Section 8.2, then the Software Programs shall be delivered and released to Licensee. In such event, Motive grants Licensee the right to use, execute, modify, and reproduce the Software Programs or any portion thereof for the sole purpose of supporting its Customers who have acquired the Software Programs from Licensee.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

15.  FREEDOM OF ACTION

Nothing in this Agreement shall be construed as: (1) prohibiting or restricting either party or their subsidiaries from acquiring, licensing, distributing or marketing products, services and other materials which are competitive in any form with the Software Program, (2) guaranteeing that either party or their subsidiaries will announce, or otherwise offer, any product or service, including but not limited to the Software Program; or (3) affecting either party's pricing of products or services, including but not limited to the Software Program. Each party is free to enter into similar agreements with other parties.

16.  PRIVACY

Motive acknowledges the importance [*] places on protecting [*]. Accordingly, [*] shall use its best efforts to safeguard any [*], including without limitation, names, addresses, or credit information, against unauthorized access or use. In addition, [*] shall not, without [*] prior written consent, use, sell, license, lease or otherwise transfer such data to any third party, or export such data to any location outside of the country in which [*] acquired such data. In the event [*] to allow [*] to [*] shall: (i) allow [*] to access any data [*] may have regarding [*]; (ii) allow [*] to correct any incorrect or incomplete data regarding [*]; (iii) comply with any request by [*] to remove such [*]; and (iv) upon receipt of a request as described in clause (iii), provide no further [*]. Upon the expiration or earlier termination of this Agreement, [*] shall return to [*] all [*] then in [*] possession. [*] shall not retain any copies of such data in hard copy or electronic form.

17.  U.S. EXPORT

Both parties shall comply with all applicable export and import rules and regulations. Licensor shall provide Licensee in writing with the U.S. Export Control Classification Number ("ECCN") for each item that Licensee licenses from Licensor, as more particularly set forth in Attachment A. Such information shall be provided prior to fulfillment of the first order for a given item. For any and all instance in which Licensor does not have the ECCN and cannot obtain it by reasonable efforts or by filing an ECCN classification request with the U.S. Department of Commerce, Licensor agrees to respond diligently to Licensee's requests for sufficient information to enable Licensee to determine the correct ECCN for the item. Licensor shall provide Licensee with written advance notice of changes to any of the information provided to Licensee pursuant to this Section.

18.  FORCE MAJEURE

In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any Act of God, fire, casualty, flood, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, or any other cause beyond the reasonable control of the party invoking this section, and if such party shall have used its best efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. However, if such inability to perform continues for fifteen (15) days, the other party may terminate this Agreement without penalty and without further notice.

19.  DISPUTE RESOLUTION

19.1 Each company shall designate in writing to the other the following individuals for the following purposes:

19.2 Designated Representatives. Each company shall designate one Primary Representative. These Primary Representatives shall also act as the designated persons to resolve disputes in accordance with Section 20.3 below.

19.3 Senior Officers. Each company shall designate a Senior Officer of the company, who is not an attorney, who shall serve for the purpose of resolving disputes in accordance with Section 20.4 below.

19.4 Changes in Designation. Each party may change such designated representatives within the parameters called for hereunder for such representatives upon the giving of advance written notice to that effect.

20.  PROCEDURES FOR HANDLING OF DISPUTES

20.1 All disputes under this Agreement, of any nature whatsoever, shall be handled in strict accordance with the following procedure. Each party agrees that it shall not resort to legal remedies until such time as each step of the following procedure

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

has been completed. Notwithstanding the provisions of the preceding sentence, a party to this Agreement may seek equitable relief at any time in a court of competent jurisdiction as set forth in Section 22.10 herein.

20.2 A party raising a dispute shall begin the procedure by setting forth in writing and submitting to the other party a notice (a "Dispute Notice") describing all issues and circumstances related to the dispute. The submitting party shall include with the Dispute Notice copies of all materials sufficient, in the submitting party's reasonable judgment, to substantiate the dispute and the amount of claim under the dispute. The Dispute Notice shall be delivered to the other party in accordance with Section 22 below. Notwithstanding the provisions of the preceding sentence, a party to this Agreement may seek equitable relief at any time in a court of competent jurisdiction as set forth in Section 22.10 herein.

20.3 The designated Primary Representatives of the parties shall attempt to resolve the dispute within [*] from the date the non-submitting party received the Dispute Notice.

20.4   Failing resolution by the Primary Representatives pursuant to Section
20.3 above, the dispute, including all supporting documentation and the respective positions of the parties, shall be submitted for resolution to the Senior Officers designated by each party in accordance with Section 19.3 above. The Senior Officers shall attempt to resolve the dispute within [*] from the date the dispute was submitted to them.

20.5 Failure to Act. The failure to take any action on the part of either or both parties under any step of the procedure outlined above during an applicable [*] period shall automatically move the dispute process to the next step in the procedure. Following the submission of a Dispute Notice pursuant to Section
20.2 above, the completion of each subsequent [*] period in each step will be deemed to constitute notice to initiate the next step of the procedure.

21.  NOTICES

Notices and other communication under this Agreement will be sent by (i) certified mail, return receipt requested; or (ii) a major U.S. carrier, such as UPS or Federal Express, that traces deliveries on request and provides the name of the person who signed for the delivery, and shall be addressed to the parties at the addresses set forth below, provided that either party may change its address by written notice thereof:

       Licensee:       Gateway Companies, Inc.
                       610 Gateway Drive
                       North Sioux City, SD 57049
                       Attn: Director, Support Services

                       Copy to:  Gateway Law Department
                                 Attn: General Counsel

       Motive:
                       Motive Communications, Inc.
                       9211 Waterford Centre Blvd., Ste. 100
                       Austin, TX  78759
                       Attn: Manager, Contract Services

                       Copy to: Chief Financial Officer
                             9211 Waterford Centre Blvd., Ste. 100
                             Austin, TX  78759

22.  GENERAL

22.1 All rights and remedies, whether conferred hereunder, or by any other instrument or law will be cumulative and may be exercised singularly or concurrently. Failure by either party to enforce any term will not be deemed a waiver of future enforcement of that or any other term. The terms and conditions stated herein are declared to be severable.

22.2 This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign this Agreement without the prior express written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either party may, without the consent of the other party, assign its rights and obligations hereunder to a majority owned (fifty-one percent or greater) or in connection with

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

a merger or reorganization, or to a purchaser of all or substantially all of its assets or of the assets of that portion of such party's business as to which this Agreement pertains.

22.3 These terms and conditions constitute the entire agreement between the parties with respect to the subject matter hereof. These terms and conditions shall prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any order submitted by Licensee or order acknowledgment and/or acceptance issued by Licensor.

22.4 It is understood that neither party is constituted an agent, partner, franchisee, employee or servant of the other for any purpose whatsoever. Each party shall conduct its business in its own name and shall be solely responsible for its acts, conduct and expenses and the acts, conduct and expenses of its employees and agents.

22.5 Neither party shall publicly announce or disclose the existence of this Agreement or its terms and conditions or advertise or issue a press release or any publicity regarding this Agreement without the prior written consent of the other party. This provision shall survive termination of this Agreement. [*] this provision [*] shall be considered a material breach of this Agreement and [*] may immediately, upon delivery of written notice, terminate this Agreement without further notice or liability to it.

22.6 Licensor represents, warrants and covenants that it has not in the past, and will not in the future, offer or give any payments, gifts, gratuities, or anything of value [*] to any Licensee employee or representative. Any violation of this provision will entitle Licensee to recover liquidated damages from Licensor equal to the amount of the payment or gift and any and all expenses and costs (including attorneys' fees on an indemnity basis) incurred in enforcing this provision. The liquidated damages provision contained herein applies only in the event that Licensor breaches this provision, and Licensee reserves all remedies available to it by law or in equity in the event that Licensor breaches any other provision of this Agreement. In the event that the liquidated damages provision contained herein shall be invalid, illegal or unenforceable in any respect, Licensee reserves the right to pursue all remedies available to it by law or in equity.

22.7 If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such determination shall not affect the validity of the remaining provisions unless Licensee determines, in its discretion that the court's determination causes this Agreement to fail in any of its essential purposes.

22.8 The headings provided in this Agreement are for convenience only and shall not be used in interpreting or construing this Agreement.

22.9 The parties agree that their respective rights, obligations and duties under Sections 3, 4.1 (to the extent stated in such Section), 8, 9, 10, 12, 16, 17 and 22 as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement, shall survive any expiration or termination of this Agreement.

22.10 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without resort to conflict of law principles. The parties agree that any legal action by either party against the other relating to this Agreement, Product Schedule, Transaction Document or attachment as contained therein shall be commenced in a federal court of competent jurisdiction in the State of New York. The parties hereby waive their right to a jury trial in the event of any litigation arising under, related to or in connection with this Agreement, product schedule, Transaction Document or any other attachment hereto.

BY THEIR EXECUTION BELOW, THE PARTIES AGREE TO BE BOUND BY THIS AGREEMENT AND ANY DOCUMENTS REFERENCED HEREIN.

Gateway Companies, Inc. ("Licensee")    Motive Communications, Inc.  ("Motive")
------------------------------------    ---------------------------------------
By:    /S/ WILLIAM M. ELLIOTT           By:   /S/ SCOTT HARMON
Printed Name:   WILLIAM M. ELLIOTT      Printed Name:   SCOTT HARMON
Title:   SVP AND GENERAL COUNSEL        Title:   PRESIDENT AND CEO
Date:   SEPTEMBER 15, 1999              Date:   SEPTEMBER 13, 1999


* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

                                SCHEDULE NO. 1

                            ENTERPRISE PRICING TERMS

     This Schedule No. 1 ("Schedule") is subject to the terms and conditions of the Software License Agreement ("Agreement") between Motive Communications, Inc. ("Motive") and Gateway Companies, Inc., ("Licensee") effective as of September 13, 1999.

1.   PURPOSE

     The purpose of this Schedule is to provide the terms under which Licensee will purchase Motive Software Programs and services. Except for those additions or modifications agreed to in this Schedule, all terms and conditions contained in the Agreement shall remain unchanged. The term of this Schedule begins upon full execution thereof and [*] (herein after "Term"). By execution of this Schedule, Licensee hereby places a firm order for the Software Programs and services detailed in this Schedule, in accordance with the terms and conditions of this Schedule and the Agreement.

2.   PRODUCT DESCRIPTION

     Upon execution of this Schedule, Motive shall provide the following products (collectively the "Software Programs"):

     a) "SA Licenses" - Each "SA License" shall include: [*] Motive Support Desktop License and [*] Motive Duet Server, Motive Studio, and Motive Integration Server Licenses [*] to provide assisted service support for the [*] number of Motive Support Desktop licenses. At the end of the Term, Licensee will receive [*] for [*] Motive Support Desktop, Motive Duet Server, Motive Studio and Motive Integration Server Licenses [*].

     b) "Self Service Licenses" - A ("SSL") license (identified in the Agreement as "Motive Tuner") is required for [*] machine which is [*]. [*] or [*] is defined as use of the system or Software Program to attempt a fix of a customer problem without the assistance of a System Analyst. [*] will invoke a SSL license fee. The SSL includes [*] Motive Solo Server licenses [*] to support [*] use of and access to Motive's ActiveLink Premium Subscription Service, as well as the Motive Support Tuner Software Program.

3.   FINANCIAL SUMMARY
     [*]

     Server Software (Motive Duet, Motive Studio
       Motive Integration Server) provided with SA Licenses     [*]
     System Analysts Licenses [*]                               [*]
     [*]                                                        [*]
     Self-Service License [*]                                   [*]
     [*]                                                        [*]
     [*]                                                        [*]

     * ActiveLink Subscription [*] Self-Service License [*].

4.   SOFTWARE PROGRAM MODEL AND FEE

     a) Systems Analyst Licenses ("SA Licenses"). Under this Schedule, Licensee may purchase [*] SA Licenses at a unit price of [*] each. Delivery of the [*] SA Licenses will be made upon execution of the Schedule and delivery of the remaining [*] SA Licenses will be made by [*].

          Motive will [*] Licensee for each batch of SA Licenses upon [*] and Licensee shall [*] such invoices in accordance with Section 4.1 of the Agreement. If Licensee does not elect to [*] of the [*] SA Licenses by [*] the effective unit price will [*] from [*] per unit [*] per unit. Licensee will pay Motive [*] which reflects [*] SA Licenses [*].

          Licensee may purchase [*] SA License after [*] through [*] in minimum quantities of [*] at the earned unit price of [*] (if [*] units were purchased prior to [*]) or [*] (if only [*] were purchased prior to [*]).

          At any time during the Term, Licensee may purchase [*] SA Licenses. The unit price for the lump sum [*] SA Licenses will be [*] per unit. After [*] any [*] SA Licenses purchased during the Term [*] may be purchased at [*] per unit.

     b) Self-Service License ("SSL's") Usage Fee. Upon execution of this Schedule, Licensee places [*] to pay Motive an [*] usage fee of [*] for usage during the period beginning on the [*] of this [*] and ending on [*] and [*] beginning at the conclusion of [*] and continuing for 12 months thereafter ([*]). For payment of each [*] usage fee payments, Licensee will have the right to [*] SSL's on [*] Licensee's [*]. Thereafter, for each remaining [*] during [*], Licensee may at its option renew its [*] by paying Motive [*] for the continued right to [*] and [*] of SSL's on [*] Licensee's [*].

          If after the end of [*] Licensee chooses only to [*] SSL's in support of [*] SSL's and [*] SSL's [*], Licensee may [*] Motive an [*] usage fee of [*] a year [*] remaining year of the Term.

          The SSL's and Motive Solo Server licenses are provided [*]. If during the Term, Licensee decides [*] SSL usage right, Licensee agrees to [*] SSL's; [*] SSL's to [*] and [*] Motive ActiveLink [*] Active Content [*] ActiveLink.

5.   SOFTWARE MAINTENANCE

     a)  The fist year's [*] Maintenance fee is [*] for [*] maintenance.

     b)  The second year's [*] Maintenance fee is [*] for [*] maintenance.

     c) [*] Maintenance fees [*] shall be [*] and will [*] for each additional [*] SA Licenses [*] by Licensee, above the initial [*] SA Licenses, not to exceed [*] per year.

6.   LICENSOR PROFESSIONAL SERVICES ("Professional Services") AND TRAINING
     [*]

7.   PAYMENT TERMS
     [*]

8.   [*] TECHNICAL SUPPORT KNOWLEDGE BASE CONTENT

     Upon execution of this Schedule, Licensee agrees to [*] to Motive. This information will include [*]. Motive may only use the [*]. All other [*] received by Motive from Licensee shall not be made available to anyone other than Licensee and its Customers [*].

9.   [*] COMMITMENT

     For a period of [*] from the date of this Schedule, Licensee agrees to have Motive as its [*] of [*] that provide [*] covered by Motive's [*] for Licensee products. Such [*] shall not [*] Licensee from [*] that provide [*] to that provided by the [*]. In the event Licensee violates this [*] commitment, all outstanding amounts [*] remain due and payable [*] waived. [*] waiver constitutes reasonable and equitable compensation [*].

================================================================================

IN WITNESS WHEREOF, the parties hereto have executed this Schedule No. 1 with an effective date of September 13, 1999.


Gateway Companies, Inc.  ("Licensee")    Motive Communications, Inc. ("Motive")

Signature:    /s/ William M. Elliott     Signature:    /s/ Scott Harmon
              ----------------------                   -----------------------
Name:         William M. Elliott         Name:         Scott Harmon
              ----------------------                   -----------------------
Title:        SVP and General Counsel    Title:        President and CEO
              ----------------------                   -----------------------
Date:         September 15, 1999         Date:         September 13, 1999
              ----------------------                   -----------------------